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[LETTERHEAD]


                            EXHIBIT 16.1 TO FORM 8-K



January 23, 1997


Securities and Exchange Commission
450 Fifth Street, Northwest
Washington, DC   20549

Dear Sirs/Madams:

We have read item 4 on page 2 of Form 8-K dated January 23, 1997 of Medical Graphics Corporation and are in agreement with the statements contained therein. We have no basis to agree or disagree with other statements of the registrant contained therein.



                                                       /s/ Ernst & Young LLP